UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Logility, Inc.

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LOGILITY, INC.

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Logility, Inc. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, N.E., Atlanta, Georgia, on Tuesday, August 19, 2008 at 12:00 noon for the following purposes:

1.	To elect one director of the Company for a three-year term.

2.	To consider and transact such other business as may properly come before the meeting.

Only stockholders of record of the Company at the close of business on July 11, 2008 will be entitled to vote at the meeting.

Stockholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the meeting. If stockholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James R. McGuone,
Secretary

July 28, 2008

IMPORTANT

We encourage you to attend the Annual Meeting. In order that there may be a proper representation at the meeting, each stockholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by stockholders to this request will reduce the Company’s expense in soliciting proxies.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

OF LOGILITY, INC.

TO BE HELD AT

LOGILITY, INC.

470 EAST PACES FERRY ROAD, N.E.

ATLANTA, GEORGIA 30305

ON AUGUST 19, 2008

This Proxy Statement is furnished to the stockholders by the Board of Directors of Logility, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders on Tuesday, August 19, 2008 at 12:00 noon, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to stockholders on or about July 28, 2008.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted:

FOR—Election	of James C. Edenfield as a director for a term ending with the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified.

In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders’ best judgment on such other business as may properly come before the meeting or any adjournment or adjournments thereof. A stockholder giving a proxy pursuant to this solicitation may revoke that proxy, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attending the meeting, insofar as the holders of the proxy have not exercised the proxy at the meeting and the stockholder attending the meeting informs the Secretary of the Company of his or her intent to revoke the proxy.

RECORD DATE AND VOTING OF SECURITIES

The Board of Directors has fixed the close of business on July 11, 2008 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 11, 2008, the Company had outstanding and entitled to vote a total of 12,893,237 shares of Common Stock, no par value (“Common Stock”).

Each outstanding share of Common Stock is entitled to one vote per share on all matters to come before the meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary for election of directors. Any other matter submitted to the meeting also must be approved or ratified by the affirmative vote of a majority of the shares represented at the meeting. One-third of the outstanding shares of Common Stock will represent a quorum at the meeting. Votes that are withheld, broker or other nominee non-votes and votes of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide that directors are divided into three classes, with staggered three-year terms. The term of one of the present directors, James C. Edenfield, will expire at the 2008 Annual Meeting of Stockholders. The Board of Directors has nominated Mr. Edenfield for a term expiring at the Annual Meeting of Stockholders in 2011 and until his successor is elected and qualified.

The following information is provided concerning the nominee for election as director:

James C. Edenfield, age 73, has served as Chairman of the Board of Directors of the Company since January 1997. He is a co-founder of American Software, where he has served as Chief Executive Officer and director since 1971. Prior to founding American Software, Mr. Edenfield held several executive positions at, and was a director of, Management Science America, Inc., an applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology. Mr. Edenfield first became a director of the Company in 1997.

If this nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person to be designated by the Board of Directors or the Board will fill the resulting vacancy at a later date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT JAMES C. EDENFIELD AS A DIRECTOR OF THE COMPANY TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

The following directors were elected in 2006 and their present terms expire with the Annual Meeting of Stockholders in 2009:

Frederick E. Cooper, age 66, has been Chairman of Cooper Capital, LLC, a private investment firm that he founded. Prior to joining Cooper Capital, Mr. Cooper was Chairman and Chief Executive Officer of CooperSmith, Inc., a producer and distributor of baked goods, which was sold to The Earthgrains Company in January 1998. Prior thereto, Mr. Cooper served for 16 years with Flowers Industries, Inc., a Fortune 500 food company, holding the positions of President and Vice Chairman and Executive Vice President and General Counsel. Mr. Cooper earned his B.A. in 1964 from Washington & Lee University and his J.D. in 1967 from the University of Georgia School of Law. Mr. Cooper first became a director of the Company in 1999.

Parker H. Petit, age 68, was the founder of Healthdyne, Inc. and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until 1996 when a subsidiary of Healthdyne, Inc. merged with Tokos Medical Corporation to form Matria Healthcare, Inc. (“Matria”), a comprehensive disease management services company, at which time he became Chairman of Matria. He has served as Chairman, President and CEO of Matria since 2000. Mr. Petit also serves as a member of the Board of Directors of Intelligent Systems Corporation. He is also a director of the Georgia Research Alliance, a coalition of government and industry leaders formed to encourage development of high technology business in Georgia, and has been elected to the Georgia Technology Hall of Fame. Mr. Petit first became a director of the Company in 1997.

The following directors were elected in 2007 and their present terms expire with the Annual Meeting of Stockholders in 2010:

J. Michael Edenfield, age 50, has served as President and Chief Executive Officer of the Company since January 1997. He also serves as a director of INSIGHT, Inc., in which the Company owns a minority interest. Until the Company’s initial public offering in October 1997, he served as Chief Operating Officer of American Software, Inc., a position he had held since June 1994. Mr. Edenfield has served as Executive Vice President of American Software from June 1994 to the present, and has been a director of American Software, Inc. since 2001. Prior to June 1994, Mr. Edenfield served in the following positions with American Software USA, Inc.:

Senior Vice President of North American Sales and Marketing from July 1993 to June 1994, Senior Vice President of North American Sales from August 1992 to July 1993, Group Vice President from May 1991 to August 1992 and Regional Vice President from May 1987 to May 1991. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology. Mr. Edenfield is the son of James C. Edenfield, Chairman of the Board of Directors of the Company. Mr. Edenfield first became a director of the Company in 1997.

John A. White, age 68, is Chancellor Emeritus and Distinguished Professor of Industrial Engineering at the University of Arkansas. From July 1997 to July 2008, he served as Chancellor and Distinguished Professor of Industrial Engineering. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University. Dr. White is a member of the National Academy of Engineering, a past President of the Institute of Industrial Engineers and past Chairman of the American Association of Engineering Societies. He also serves on the boards of directors and chairs the audit committees of Motorola, Inc. and J.B. Hunt Transport Services, Inc. Dr. White founded SysteCon, a logistics consulting firm, and served as its Chairman and Chief Executive Officer until its acquisition by Coopers and Lybrand. Dr. White first became a director of the Company in 1997.

CORPORATE GOVERNANCE

The Board of Directors held five meetings during fiscal 2008. One director, Parker Petit, attended fewer than 75% of the total number of meetings of the Board of Directors. No director of the Company attended fewer than 75% of the total number of committee meetings on which such Board member served and was eligible to attend during this period.

Because American Software owns more than 50% of the voting power of the Company, the Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules. Please see “Voting Securities—Security Ownership of Management and Certain Beneficial Owners,” below. Therefore, the Company is not subject to the provisions of Rule 4350(c) of the Nasdaq Marketplace Rules that would otherwise require the Company to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee, composed solely of independent directors; (iv) compensation of the Company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

In light of the voting power of American Software, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders. Each member of the Board participates in this process. It is the view of the Board that this function has been performed effectively by the Board, and that it is appropriate for the Company not to have a separate nominating committee or charter for this purpose. The Board has further determined that it would not be productive to have a fixed policy with respect to consideration of candidates recommended by security holders. However, if a shareholder communication includes a recommendation of a candidate for director, the Board will consider that candidate along with any other candidates for a Board position.

Candidates for membership on the Board are recommended by current members of the Board or management. When evaluating candidates for membership on the Board, the Board considers a number of factors, including:

•	business expertise and skills;

•	understanding of the Company’s business and industry;

•	judgment and integrity;

•	educational and professional background; and

•	commitments to other businesses and responsibilities.

Stockholders may contact the Board or any of the individual directors by writing to them c/o Mr. Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305. Inquiries sent by mail may be sorted and summarized by Mr. Klinges or his designee before they are forwarded to the addressee.

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meetings of stockholders, all of the directors are encouraged to attend such meetings. All of the Company’s directors were in attendance at the 2007 Annual Meeting, except for Messrs. Petit and White, who could not attend.

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.logility.com/about/investor_relations.html.

The Board of Directors has an Audit Committee, which presently consists of John A. White (Chairman), Frederick E. Cooper, and Parker H. Petit. The Audit Committee held four meetings during fiscal 2008, in addition to its consultations with our independent registered public accounting firm and management in connection with review of interim financial statements. The Rules of the Nasdaq Stock Market (“Nasdaq Rules”) require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the Nasdaq Rules. The Audit Committee complies with those requirements.

The Company’s Audit Committee Charter outlines the composition requirements of the Audit Committee as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to provide assistance to the Company in connection with the financial reporting process. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants’ audit, monitoring the adequacy of the Company’s accounting, financial and operating controls, reviewing from time to time the Company’s periodic financial statements and other financial reports with management and with the independent registered public accounting firm, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent registered public accounting firm the financial statements to be included in the Company’s annual report. The Board of Directors has determined that John A. White is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

The Company has a Stock Option Committee, consisting of James C. Edenfield and J. Michael Edenfield. During fiscal 2008, this Committee acted twice by unanimous consent and held no meetings. The functions of this Committee are to consider the grant of stock options under the Company’s 1997 Stock Plan to employees other than directors and executive officers and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

The Company has a Compensation Committee, consisting of Frederick E. Cooper (Chairman) and Parker H. Petit. During fiscal 2008, the Compensation Committee met on one occasion. The Compensation Committee has authority to establish the compensation of Chief Executive Officer and to consult with the Chief Executive Officer about the compensation of the other named executive officers. In addition, the Compensation Committee, acting as the Special Stock Option Committee, has the authority to grant stock options to the Chief Executive Officer and the other named executive officers under the Company’s 2007 Stock Plan. See “Executive Compensation—Compensation Discussion and Analysis,” below, for a further discussion of the Compensation Committee and the functions it performs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe that attracting, retaining and motivating effective executive officers is critical to the overall success of our business. To achieve these goals we have adopted executive compensation programs that we have designed to reward performance and emphasize the creation of shareholder value. Our Compensation Committee and Chief Executive Officer are responsible for establishing executive compensation policies and overseeing executive compensation practices. In the following Compensation Discussion and Analysis we describe the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “named executive officers”). Our named executive officers are: J. Michael Edenfield, President and Chief Executive Officer; H. Allan Dow, Executive Vice President of Sales and Marketing; Vincent C. Klinges, Chief Financial Officer of the Company and of American Software, Inc.; and Don Thomas, Vice President, Customer Service. Please see the Summary Compensation Table below for detailed components of their fiscal 2008 compensation.

Oversight of Compensation Program

The Compensation Committee of the Board (the “Committee”) is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Committee and the Chief Executive Officer together review and establish executive compensation plans. The Committee and the Chief Executive Officer share these responsibilities in the manner described below.

Role of Compensation Committee. The Committee reviews and establishes all elements of compensation of the Chief Executive Officer. The Committee also reviews and consults with the Chief Executive Officer about salaries and other compensation of the other executive officers and acts as the stock option committee with respect to stock option grants to all executive officers, including the Chief Executive Officer. In making decisions about stock option grants, the Committee obtains from American Software information about, and takes into consideration, stock option grants made or proposed to be made by American Software under its own stock option plan to the named executive officers of the Company.

Role of Chief Executive Officer. The Chief Executive Officer reviews and establishes all non-equity related elements of compensation of the executive officers of the Company and its subsidiaries, other than his own compensation. With respect to the major elements of executive compensation plans, the Chief Executive Officer consults with and seeks input from the Committee. The Chief Executive Officer has no direct authority in connection with stock option or stock appreciation rights awards to executive officers, but makes recommendations to the Committee regarding levels of awards to specific individuals.

J. Michael Edenfield. J. Michael Edenfield is Chief Executive Officer of the Company and also serves as Executive Vice President of American Software, which owns 88% of the common stock the Company. American Software’s common stock is publicly held and is listed on the Nasdaq Stock Market. As Mr. Edenfield’s day-to-day responsibilities focus primarily on Logility, the Compensation Committee of the Logility board of directors, by mutual agreement between the Company and American Software, has assumed responsibility for establishing most of the primary elements of his compensation, including his salary, annual bonus plan, participation in the Logility stock option plan and other employee benefits. The American Software compensation committee retains the authority to grant stock options to Mr. Edenfield under the American Software stock option plan, and communicates with the Committee in order to coordinate stock option decisions.

Vincent C. Klinges. Vincent Klinges serves both as our Chief Financial Officer and as Chief Financial Officer of American Software. By mutual agreement between the Company and American Software, American Software establishes Mr. Klinges’ salary, annual bonus plan, participation in American Software’s stock option plan and other employee benefits. The Committee retains the authority to grant stock options to Mr. Klinges under the Logility option plan, and communicates with the American Software compensation committee in order to coordinate stock option decisions.

Executive Compensation Philosophy

We believe that a compensation program which promotes our ability to attract, retain and motivate outstanding executives will help us meet our long-range objectives, thereby serving the interests of the Company’s shareholders. Our executive officer compensation program is designed to achieve these objectives:

•	Provide compensation opportunities that are competitive with those of companies of a similar size.

•	Create a strong connection between executives’ compensation and our annual and long-term financial performance.

•	Include above-average elements of financial risk through performance-based incentive compensation that offers an opportunity for above-average financial reward to executives.

•	Design incentive compensation benchmarks that closely align the interests of executive officers with those of our stockholders.

Elements of Compensation

Base Salaries. We establish the salaries of our named executive officers at levels that we believe are, when viewed in conjunction with their potential bonus income and stock option grants, competitive and reasonable in light of their experience, prior performance and level of responsibility. The Committee reviews and establishes the salary of our Chief Executive Officer, while the Chief Executive Officer reviews and establishes the salaries of our other officers, including the named executive officers, except that the compensation committee of the American Software Board of Directors establishes the salary of our Chief Financial Officer, Vincent C. Klinges, who also is a named executive officer of American Software.

Salaries of our named executive officers in fiscal 2008 are shown in the “Salary” column of the Summary Compensation Table, below.

Incentive Compensation. Each of our named executive officers has a bonus plan established during the first quarter of a fiscal year, covering that fiscal year. The Committee establishes the bonus plan for our Chief Executive Officer. Our Chief Executive Officer establishes the bonus plans for our other officers, including the other named executive officers, except that the compensation committee of the American Software Board of Directors establishes the bonus plan for our Chief Financial Officer, Vincent C. Klinges. In each case, the bonus plan is customized for the individual executive officer. We use these bonus plans, in tandem with stock option grants, as tools to attract and retain qualified executives while at the same time aligning their interests with those of our stockholders. To accomplish this, we establish bonus plans with attainable goals, using formulas tied to important factors that positively affect return on investment.

The following summarizes the incentive compensation arrangements for the named executive officers in the fiscal years ended April 30, 2008 and 2009:

J. Michael Edenfield. For fiscal 2008, the Committee established Mr. Edenfield’s base salary at $286,000 and approved certain perquisites, as set forth in the Summary Compensation Table, below. The Committee established that he would have the opportunity to receive a bonus targeted at $370,000, based upon the Company achieving a specified target level of operating income, with a maximum potential bonus of $600,000. For fiscal 2008, Mr. Edenfield did not receive a bonus, as the Company did not achieve the required operating income level. For fiscal 2009, the Committee has established an incentive compensation plan for Mr. Edenfield similar to the plan in effect for fiscal 2008. The potential bonus again is targeted at $370,000, based upon the Company achieving the specified target level of operating income, with a maximum potential bonus of $600,000. Mr. Edenfield will not receive an incentive bonus for 2009 unless the Company attains at least 84% of the operating income bonus target. If that level is reached, the minimum bonus will be $100,000, with the actual incentive bonus being pro rated between $100,000 and $370,000 depending on the level of actual operating income between the minimum and the target level. If actual operating income exceeds the operating income bonus target, the bonus amount will be equal to actual operating income divided by the operating earnings bonus target amount, multiplied by $370,000. The above incentive plan reflects the Committee’s belief that incentive compensation plans should provide for a minimum bonus if the Company achieves operating results that are reasonably attainable and a higher bonus if operating results reach exceptional levels.

H. Allan Dow. For fiscal 2008, the Company established an incentive compensation plan whereby Mr. Dow was eligible for a potential bonus targeted at $240,000, based upon the Company’s achieving specified target levels of license fee revenues and operating earnings. Based upon results achieved during fiscal 2008, he received a bonus of $57,368. For fiscal 2009, the Company has established an incentive compensation plan for Mr. Dow similar to the plan in effect for fiscal 2008, providing for benchmark targets similar to those in place for fiscal 2008 and a potential bonus targeted at $240,000.

Vincent C. Klinges. For fiscal 2008, Mr. Klinges received a bonus equal to 2.25% of the increase in operating income of American Software in fiscal 2008 over fiscal 2007, excluding stock option-related expenses, with a maximum bonus of $75,000 and a minimum bonus of $9,000, provided that he remained with American Software on June 30, 2008. For fiscal 2008, Mr. Klinges received a bonus of $9,000. For fiscal 2009, his bonus arrangement remains the same, except that the maximum bonus is increased to $85,000 and the minimum bonus is increased to $10,000. His continuation requirement for bonus eligibility is June 30, 2009. Mr. Klinges’ salary has been increased to $198,000 for fiscal 2009.

Donald L. Thomas. For fiscal 2008, the Company established an incentive compensation plan whereby Mr. Thomas was eligible for a potential bonus targeted at $60,000, based upon the Company’s achieving specified target levels of services and maintenance revenues and operating earnings. Based upon results achieved during fiscal 2008, he received a bonus of $15,304. For fiscal 2009, the Company has established an incentive compensation plan for Mr. Thomas similar to the plan in effect for fiscal 2008, providing for benchmark targets similar to those in place for fiscal 2008 and a potential bonus targeted at $60,000.

Bonuses paid to our named executive officers in fiscal 2008 are shown in the “Bonuses” column of the Summary Compensation Table, below.

Stock Option Plan. The Committee, which is responsible for grants of stock options to the named executive officers, believes that granting stock options to executive officers is an effective means to reward them for their prior performance, to serve as incentive for promotion of Company profitability and other long-term objectives, and to maintain their overall compensation at competitive levels. Thus, option grants reflect both a retrospective and prospective approach to executive compensation. As compared to executive bonus plans, stock options address longer term compensation and incentives. To establish option grant levels, the Committee has monitored developments and trends among publicly held technology companies regarding equity and non-equity based incentive compensation. The Committee continues to believe that stock options represent the most efficient and effective means for the Company to achieve the compensatory and incentive objectives referred to above. The Committee has the authority under the current Stock Plan to award stock appreciation rights (SARs) in addition to stock options. To date, the Committee has not awarded any SARs.

The Committee typically considers whether to grant stock options to executive officers once annually, generally during the month of June or July, while the salary and bonus plans for executives are being considered and finalized. The option exercise prices are fixed as of the close of trading of our common stock on Nasdaq on the date on which the Committee meets to finalize its option decisions, which is the date of grant. Options granted to executives during the past several years have terms of six years and vest ratably over a five-year period. We expect this practice to continue. The Committee did not grant stock options to the named executive officers in fiscal 2008, and at this time has no plans to grant stock options to such individuals in fiscal 2009. The Committee understands that J. Michael Edenfield and Vincent C. Klinges received grants of American Software stock options in July 2008.

Personal Benefits and Perquisites. We provide a variety of health, retirement and other benefits to all employees. Our executive officers are eligible to participate in the benefit plans on the same basis as all other employees. These benefit plans include medical, dental, life and disability insurance. Our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees except for limited supplemental insurance expense reimbursement and except for perquisites that the Committee has approved for J. Michael Edenfield and H. Allan Dow. The perquisites of the named executive officers in fiscal 2008 were as set forth in the “All Other Compensation” column and footnote 2 to the Summary Compensation Table, below.

Pension Benefits. We do not provide pension benefit plans to our employees or to our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans. We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees or to our named executive officers.

Stock Purchase Plan. We formerly had in place a stock purchase plan for our employees, providing to them an opportunity to acquire our shares at a discount to market prices. We discontinued this plan several years ago after concluding that the cost of maintaining and accounting for such a plan exceeded the benefit that we perceived our employees gained from such a plan.

Impact of Regulatory Requirements

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Section 409A of the Code provides for certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an accelerated of timing of inclusion in income of deferred compensation, as well as certain penalties and interest.

Although we consider the tax implications of Section 162(m) and Section 409A of the Code, we do not have a formal policy in place requiring that part or all compensation must qualify under these sections, in order to preserve flexibility with respect to the design of our compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Committee’s review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year ended April 30, 2008, as well as the Proxy Statement for the 2008 Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

Fredrick E. Cooper (Chairman)

Parker H. Petit

Compensation Committee Interlocks and Insider Participation

Messrs. Cooper and Petit have been selected by the Board of Directors to serve on the Compensation Committee. Neither member of the Committee was an officer or employee of the Company or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

Summary Compensation Table

The following table reflects compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company (referred to herein as the “named executive officers”) for fiscal 2007 and fiscal 2008.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1)($)		Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2)($)	Total ($)
J. Michael Edenfield, President and Chief Executive Officer (3)	2008 2007	286,000 275,000	-0- 389,266	-0- -0-	118,342 132,268	(3) (3)	-0- -0-	-0- -0-	22,210 23,022	426,552 819,556
H. Allan Dow Executive Vice President of Sales and Marketing	2008 2007	197,600 190,000	57,368 115,428	-0- -0-	74,049 52,122	(3) (3)	-0- -0-	-0- -0-	13,260 13,260	342,277 370,810
Vincent C. Klinges, Chief Financial Officer of the Company and of American Software, Inc. (4)	2008 2007	186,000 174,000	9,000 60,000	-0- -0-	61,469 67,526	(3) (3)	-0- -0-	-0- -0-	-0- -0-	256,469 301,526
Donald L. Thomas Vice President, Customer Service	2008 2007	161,200 155,000	15,304 45,229	-0- -0-	7,848 6,077	(3) (3)	-0- -0-	-0- -0-	-0- -0-	184,352 206,306

(1)	The value of stock and option awards in this column equals the accounting charge for equity compensation expense recognized by the Company in its fiscal years ended April 30, 2007 and 2008 for stock options granted in that fiscal year and previous fiscal years as required by Statement of Financial Accounting Standards No. 123R. For discussion of relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123R, see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2008.
(2)	Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits for J. Michael Edenfield include amounts reimbursed for medical insurance coverage obtained through the Company and paid by him, an automobile allowance and a club membership. Perquisites and other personal benefits for Mr. Dow consist of an automobile allowance.
(3)	Logility, Inc. is an 88%-owned subsidiary of American Software. All salary, bonus and other compensation amounts for Mr. Edenfield were paid by the Company. The amounts shown as Option Awards include the following amounts related to stock options granted by American Software: Mr. Edenfield—$77,249 in fiscal 2008 ($89,754 in fiscal 2007); Mr. Dow—$34,230 in fiscal 2008 ($12,335 in fiscal 2007); Mr. Klinges—$61,469 in fiscal 2008 ($67,526 in fiscal 2007); and Mr. Thomas—$5,302 in fiscal 2008 ($231 in fiscal 2007).
(4)	Thirty-nine percent of Mr. Klinges’ salary and bonus paid in fiscal 2007 and 2008 was paid by Logility. The amount shown as Option Awards for Mr. Klinges relates to stock options granted by American Software.

Employment Agreements

We do not have formal employment contracts with our executive officers covering compensation matters. Accordingly, we set their compensation annually, under compensation plans individualized for each executive officer.

Change of Control Agreements

We do not have contracts that provide for compensation of our executive officers, or any of our other employees, that are triggered by change of control events. Stock option grants to our employees do, however, include provisions that cause the vesting of those options to be accelerated in the event of a change of control, as defined in our stock option plan.

Stock Options

Stock Option Plans

We have outstanding stock options granted under two stock option plans. The 1997 Stock Plan was adopted by the Board of Directors, approved by the sole stockholder of the Company in August 1997 and amended by the stockholders of the Company at the 1998 and 2006 Annual Meetings. This plan terminated effective August 7, 2007 and was replaced with the Logility, Inc. 2007 Stock Plan, approved at the 2007 Annual Meeting. The following sections describe these stock option plans:

1997 Stock Plan. We have outstanding stock options granted under the Logility, Inc. 1997 Stock Plan. Options outstanding under the 1997 Stock Plan will remain in effect, but since its termination we will not grant new options under this Plan. As of April 30, 2008, there were outstanding under this Plan options to purchase 655,520 shares. The Company did not grant any SARs under the Plan.

2007 Stock Plan. On May 15, 2007, the Board of Directors adopted the 2007 Stock Plan, and the stockholders approved this Plan at the 2007 Annual Meeting. We have authorized a total of 500,000 shares for issuance pursuant to options granted under this Plan. As of April 30, 2008, under this Plan option holders have exercised no option shares, there are 14,000 option shares outstanding, and 486,000 shares remained available for stock option grants.

Under this Plan, the Company may grant options to acquire up to an aggregate of 500,000 shares of common stock. Options may be granted to executive officers or other key employees of the Company or any subsidiary, an advisor or consultant to the Company or any subsidiary, or a member of the Board of Directors. Option grants to directors and to officers who are subject to Section 16 of the Securities Exchange Act of 1934 are intended to comply with the requirements of Rule 16b-3. Options may be either incentive stock options or nonqualified stock options. The Plan also allows the Company to grant up to 300,000 stock appreciation right (SAR) units, with each unit being equivalent to one share of common stock. When a SAR unit is awarded, the “unit grant price” is established as the fair market value of one share of common stock on the date of the award. Upon exercise, the participant received, in cash (less tax and other withholdings) an amount equal to the excess of (i) the fair market value of the common stock on the date of exercise over (ii) the unit grant price, and with such excess being multiplied by (iii) the number of SAR units being exercised.

The number of options or SARs granted will be determined by the particular committee that administers such grants. See “Administration,” below. Option grants to nonemployee directors shall be nonqualified stock options, the number of which is fixed by the Plan as follows: each nonemployee director who is newly elected or appointed subsequent to the date on which the Plan becomes effective will be granted an option to purchase 2,000 shares of common stock upon his or her election or appointment, and thereafter will be granted an option to purchase 1,000 shares of common stock as of the last day of each fiscal quarter, beginning on the last day of the first full fiscal quarter following his or her election or appointment. The following sections describe the 2007 Stock Plan:

Purpose of Plan. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company’s business.

Administration. The Plan is administered by the Board of Directors and by the Stock Option Committee and the Special Stock Option Committee. The Special Stock Option Committee, composed of nonemployee directors, is responsible for the administration and granting of stock options and SARs to executive officers of the Company. The Stock Option Committee, consisting of other directors of the Company, is responsible for the administration and granting of stock options and SARs (collectively, “Awards”) to other employees and eligible persons. The Stock Option Committee is composed of James C. Edenfield and J. Michael Edenfield. The Special Stock Option Committee is composed of Frederick E. Cooper and Parker H. Petit.

Eligibility. All directors and employees (141 persons as of April 30, 2008) are eligible to participate in the Plan. Additionally, advisors and consultants to the Company may be eligible for Award grants, if deemed appropriate by the Stock Option Committee.

Exercise Price. The exercise price per share of any stock option granted under the Plan is set in each case by the respective Committee that administers the Plan or the entire Board. For all stock options granted under the Plan, the exercise price must be at least 100% of the fair market value of common stock on the date of grant (110% for 10% stockholders if the stock option is an incentive stock option). For option grants to Nonemployee Directors, which will be nonqualified stock options, the exercise price per share shall be equal to 100% of the fair market value of the common stock on the date of grant.

Terms of Options. Option terms may be for up to ten years. The terms of individual option grants are determined by the particular Board committee granting the option, as discussed above in “Administration”. If the Committees continue their current practices, options granted pursuant to the Plan generally will expire on the sixth anniversary of the grant date and will become exercisable in equal portions over a five-year period (other than options granted to non-employee directors, which vest one year following the date of grant). Any SARs granted under the Plan would expire not later than the fifth anniversary of the date of the SAR award.

Death, Disability, Retirement or Termination of Employment. Following a participant’s termination of employment, Awards held by such person pursuant to the Plan are generally exercisable only with respect to the portions thereof in which the participant is then vested. Under the Plan, upon termination of employment, stock options remain exercisable for 90 days, or twelve months if termination results from death or disability, but in any event not beyond the original option term. SARS may be exercised for 30 days after termination of employment other than termination for cause, or within one year if termination results from death or disability but not later than the expiration date of the SAR.

Change of Control. Currently, option agreements relating to options granted under the Plan generally provide for exercise of the option prior to normal vesting in the event the Company (i) is merged, consolidated or reorganized into or with another company and, as a result, less than two-thirds of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) of such corporation immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction; (ii) sells or transfers all or substantially all of the assets of the Company and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding Voting Stock immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; (iii) any person has become the beneficial owner of securities representing 50% or more of the combined voting power of the then-outstanding voting stock of the Company other than by gift or inheritance; or (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease to constitute a majority thereof, subject to certain exceptions, including situations where continuing directors approve the addition of new directors. The Plan provides that in the event of a Change of Control, the Board may either accelerate vesting as described above or may cancel all current options and SARS and replace them with awards relating to the purchase of securities issued by the acquiring entity.

American Software Option Plan. As long as the Company remains a majority-owned subsidiary of American Software, officers and other employees of the Company will be eligible to receive grants of stock options under American Software’s stock option plan. The grant of such options, if any, will be entirely within the discretion of the respective committees of the American Software Board of Directors. James C. Edenfield, a director of the Company, serves on one of the committees of the American Software Board that has authority over the American Software stock option plan.

Fiscal 2008 Grants of Stock Options

The following table discloses the potential payouts under the stock options awarded to the named executive officers for the fiscal year ended April 30, 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. Michael Edenfield	10/19/07	(4)	—	—	—	—	—	—	—	80,000	8.85	8.85	194,328

H. Allan Dow	10/16/07	(4)	—	—	—	—	—	—	—	80,000	8.89	8.89	194,328

Vincent C. Klinges	10/19/07	(4)	—	—	—	—	—	—	—	50,000	8.85	8.85	121,455

Donald L. Thomas	10/16/07	(4)	—	—	—	—	—	—	—	20,000	8.89	8.89	48,582

(1)	The stock options vest ratably on the first, second, third, fourth, and fifth anniversaries of the option grant date and expire in six years.
(2)	The exercise price is determined based on the closing price of the shares as traded on the Nasdaq Stock Market on the grant date.
(3)	For purposes of FAS 123R and this table, the grant date fair value or options is determined using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($8.89 for Logility stock and $8.85 for American Software stock) on grant date; dividend yield (0% for Logility options and 4% for American Software options); expected volatility rate (55% to 67% for Logility options and 40% for American Software options); risk-free interest rate (4.0% for Logility options and 4.3% for American Software options); and expected option term of 4.5 years.
(4)	These options were granted under an American Software stock option plan and represent options to purchase shares of American Software common stock

2008 Outstanding Equity Awards at Fiscal Year-End

The table below discloses outstanding exercisable and unexercisable stock options outstanding as of April 30, 2008 for the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
J. Michael Edenfield			—			—	—	—	—
Logility stock options	25,000 20,000 5,000 18,750 8,000	0 0 0 6,250 32,000		4.50 3.30 2.55 4.00 8.18	06/16/2009 05/31/2011 12/04/2012 07/19/2014 07/17/2012
American Software stock options (3)	95,000 130,000 97,500 32,500 84,232 45,768 25,000 12,500 26,728 5,272 8,000 0 0 0	0 0 0 0 0 0 0 12,500 10,728 37,272 21,000 11,000 62,799 17,201		2.87 3.93 2.00 2.00 3.12 3.12 5.60 5.60 5.69 5.69 5.97 5.97 8.85 8.85	05/19/2009 06/22/2010 06/15/2011 06/15/2011 06/27/2012 06/27/2012 07/19/2014 07/19/2014 10/10/2011 10/10/2011 07/17/2012 07/17/2012 10/19/2013 10/19/2013
H. Allan Dow			—			—	—	—	—
Logility stock options	25,000 20,000 20,000 15,000 8,000	0 0 0 5,000 32,000		2.75 3.30 2.55 4.00 8.18	10/25/2010 05/31/2011 12/04/2012 07/19/2014 07/17/2012
American Software stock options (3)	75,000 30,000 45,000 8,000 0 0	0 0 0 32,000 45,248 34,752		1.90 1.76 2.96 5.97 8.89 8.89	11/22/2010 05/31/2011 09/04/2012 07/17/2012 10/16/2013 10/16/2013
Vincent C. Klinges			—			—	—	—	—
Logility stock options	5,000	0		10.00	12/20/2009
American Software stock options (3)	30,126 4,874 2,554 16,196 10,064 13,936 10,000 0 0 0	0 0 0 6,250 577 35,423 19,374 20,626 35,447 14,553		3.12 3.12 5.60 5.60 5.69 5.69 5.97 5.97 8.85 8.85	06/27/2012 06/27/2012 07/19/2014 07/19/2014 10/10/2011 10/10/2011 07/17/2012 07/17/2012 10/19/2013 10/19/2013
Donald L. Thomas			—			—	—	—	—
Logility stock options	3,200 5,000 5,000 5,000 7,500	0 0 0 0 2,500		4.50 10.00 3.30 2.55 4.00	06/16/2009 12/20/2009 05/31/2011 12/04/2012 07/19/2014
American Software stock options (3)	20,000 5,000 5,000 0	0 0 0 20,000		3.87 1.76 2.96 8.89	05/23/2010 05/31/2011 09/04/2012 10/16/2013

(1)	The number of shares underlying options awarded and the related exercise prices shown in the table are the amounts on the applicable grant date.
(2)	The stock option grants prior to March 2005 expire in ten years and vest ratably on the first, second, third and fourth anniversaries of the option grant date. The stock option grants during or following March 2005 expire in six years and vest ratably on the first, second, third, fourth and fifth anniversaries of the option grant date.
(3)	These options were granted under American Software stock option plans and represent options to purchase shares of American Software common stock.

2008 Option Exercises and Stock Vested

The following table sets forth the actual value received by the named executive officers upon the exercise of stock options in fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Michael Edenfield (1)	170,816	1,187,804	—	—
H. Allan Dow	—	—	—	—
Vincent C. Klinges (2)	106,000	727,674	—	—
Donald L. Thomas	800	7,598	—	—

(1)	A portion of each amount shown as Option Awards for Mr. Edenfield relates to stock options granted by American Software to purchase shares of American Software stock, as follows: number of shares acquired on exercise—151,000 for American Software and 19,816 for Logility; value realized on exercise—$1,027,750 for American Software and $160,054 for Logility.
(2)	All of the amounts shown as Option Awards for Mr. Klinges relate to stock options granted by American Software to purchase shares of American Software stock.

DIRECTOR COMPENSATION

During fiscal 2008, the Company compensated directors who were not employed by the Company or its affiliates at the rate of $5,000 per annum, plus $1,000 for each meeting of the Board of Directors and $600 for each meeting of any committee of the Board that they attended.

Directors are eligible to receive stock option grants under the Stock Plan. Under the terms of the 2007 Stock Plan, directors who are not employed by the Company automatically receive stock option grants of 2,000 shares each upon his initial election and additional 1000-share grants at the last day of each fiscal quarter thereafter, with exercise prices equal to the market price on those respective dates. These options become fully exercisable on the date of grant and expire six years after the grant date (ten years for options granted prior to March 2005). They do not terminate if the director ceases to serve on the Board of the Company after the options become exercisable. Under this program, Fredrick E. Cooper, Parker H. Petit and John A. White each received option grants totaling 4,000 shares in fiscal 2008.

The following table provides compensation information for non-employee members of our Board for the fiscal year ended April 30, 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Inventive Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fredrick E. Cooper	12,000	-0-	19,167	-0-	-0-	-0-	31,167
Parker H. Petit	11,000	-0-	19,167	-0-	-0-	-0-	30,167
John A. White	12,000	-0-	19,167	-0-	-0-	-0-	31,167

(1)	The amounts shown in the “Option Awards” column equal the amounts we recognized during fiscal 2008 as compensation expenses for financial reporting purposes as a result of options granted in fiscal 2008. Stock options issued in fiscal 2008 were valued using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock on the grant date; dividend yield of 0%; expected volatility rate of 55% to 67%; risk-free interest rate of 2.8% to 4.6%; and expected term of 3.3 to 4.5 years.

RELATIONSHIP WITH AMERICAN SOFTWARE AND CERTAIN TRANSACTIONS

The Company and American Software have entered into various agreements (the “Intercompany Agreements”), including a Services Agreement, a Facilities Agreement and a Tax Sharing Agreement. These Agreements and the other Intercompany Agreements are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, filed with the Securities and Exchange Commission. In fiscal 2008, the Company paid the following amounts to American Software under the terms of the Intercompany Agreements: Services Agreement—$1,233,953, and Facilities Agreement—$427,846. Under the Tax Sharing Agreement, the Company accrued a payable of $909,454 and paid American Software $1.76 million during fiscal 2008.

As a result of the various transactions between the Company and American Software, amounts payable to and receivable from American Software arise from time to time. On April 30, 2008, there was a payable to American Software in the amount of $638,139.

AUDIT COMMITTEE REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following is the Audit Committee Report of the Board of Directors of Logility, Inc. for the fiscal year ended April 30, 2008

The Board of Directors has adopted a written charter for the Audit Committee. As set forth in the charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls. The registered public accounting firm of the Company is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows for the Company in conformity with U.S. generally accepted accounting principles.

In fulfilling its responsibilities with respect to the fiscal year 2008 audit, the Audit Committee: (1) reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2008 with Company management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm; (2) discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit; and (3) received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board No. 1. The Audit Committee discussed with KPMG the independence of KPMG from the Company.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008 for filing with the Securities and Exchange Commission.

The Nasdaq listing requirements require audit committees to be composed of not less than three members who are “independent directors,” as that term is defined in the listing requirements. The Audit Committee believes that its members meet the definition of “independent directors” set forth in those rules.

By the Audit Committee:

John A. White, Chairman

Frederick E. Cooper

Parker H. Petit

Independent Registered Public Accounting Firm

General. During the fiscal year ended April 30, 2008, the Company engaged KPMG to provide certain audit services, including the audit of the annual financial statements, quarterly reviews of the financial statements contained in the Company’s Forms 10-Q filed with the SEC, services performed in connection with filing this Proxy Statement and the Company’s Annual Report on Form 10-K, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent certified public accountants for the Company since 1997. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent certified public accountants.

The Company expects that representatives of KPMG will attend the Annual Meeting of Stockholders. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire. The Audit Committee has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2009.

Audit Fees and All Other Fees. The aggregate fees billed to the Company by KPMG for services rendered during fiscal 2008 and fiscal 2007 are summarized below:

Audit Fees. Fees for audit services totaled approximately $285,000 in fiscal 2008 and approximately $310,347 in fiscal 2007, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees. Fees for audit related services totaled $0 in fiscal 2008 and in fiscal 2007.

Tax Fees. KPMG did not bill any fees to the Company for tax services, including tax compliance, tax advice and tax planning in fiscal 2008 or in fiscal 2007.

All Other Fees. The Company’s independent registered public accounting firm did not receive fees for other services not described above in fiscal 2008 or in fiscal 2007.

During fiscal 2008, KPMG did not utilize any leased personnel in connection with the audit.

In accordance with the rules of Nasdaq and the SEC, the Audit Committee has the authority to pre-approve all independent audit engagement fees and terms and pre-approve all permitted non-audit engagements (including the fees and terms thereof) to be performed for the Company by the independent registered public accounting firm.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 30, 2008 (unless otherwise indicated), the beneficial ownership of Common Stock of the Company by (i) each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock; and (ii) each current director, each nominee for director, each of our named executive officers, and our executive officers and directors as a group. Unless otherwise noted, (i) we believe that the beneficial owner set forth in the table has sole voting and investment power, and (ii) the address of each person listed below is 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

NAME OF BENEFICIAL OWNER OR DESCRIPTION OF GROUP	SHARES BENEFICIALLY OWNED		PERCENT (1)
Beneficial owners of more than 5%
American Software, Inc.	11,300,000		87.9%
James C. Edenfield	11,300,000	(2)	87.9%
Thomas L. Newberry	11,300,000	(2)	87.9%
Directors and Named Executive Officers
Frederick E. Cooper	37,000	(3)	0.3%
H. Allan Dow	149,721	(4)	1.2%
James C. Edenfield	11,300,000	(2)	87.9%
J. Michael Edenfield	142,500	(5)	1.1%
Vincent C. Klinges	5,000	(3)	—
Parker H. Petit	43,000	(6)	0.3%
Donald L. Thomas	28,200	(3)	0.2%
John A. White	42,500	(6)	0.3%
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (9 Persons)	11,747,921	(7)	91.4%

(1)	Based on a total of 12,853,617 shares outstanding as of June 30, 2008, plus any shares issuable pursuant to options held by the person or group in question that are currently exercisable or which may be exercised within 60 days of that date (“60-day options”).
(2)	Consists solely of shares held by American Software, Inc. Mr. Edenfield and Dr. Newberry have filed amended Schedule 13Gs with the Securities and Exchange Commission stating that they, acting as a group, share voting power with respect to all shares of American Software beneficially held by them. Mr. Edenfield and Dr. Newberry together own or have the option to acquire within 60 days 100% of the outstanding Class B Common Shares of American Software. If all Class B Common Shares were converted into Class A Common Shares, Mr. Edenfield and Dr. Newberry would share beneficial ownership of 3,171,811 Class A Common Shares of American Software, which would represent approximately 12.4% of the total Class A Common Shares after such conversion. Under the American Software articles of incorporation, the holders of Class B Common Shares, as a class, have the right to elect a majority of the board of directors of American Software. Accordingly, both Mr. Edenfield and Dr. Newberry may be deemed to share beneficial ownership of the Common Stock of the Company held by American Software by virtue of this voting control.
(3)	Consists of shares subject to 60-day options.
(4)	Includes 101,000 shares subject to 60-day options.
(5)	Includes 91,000 shares subject to 60-day options.
(6)	Includes 40,000 shares subject to 60-day options.
(7)	Includes 342,200 shares subject to 60-day options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and holders of more than 10% of the Common Stock of the Company are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review by the Company of filings made under Section 16(a) of the Exchange Act and representations from its executive officers and directors, all of the reports required to be filed by its executive officers and directors during fiscal 2008 were filed on a timely basis, except for a single report filed by Dr. John A. White relating to a sale of stock, which was inadvertently filed approximately two weeks after the date on which it was required to be filed.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be forwarded in writing and received at the principal executive offices of the Company no later than March 30, 2009 directed to the attention of the Secretary, to be considered for inclusion in the Company’s proxy statement for that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

Copies of the 2008 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders. Additional copies may be obtained from Pat McManus, 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 11, 2008 ON REQUEST TO PAT McMANUS, 470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305.

By Order of the Board of Directors,

James R. McGuone, Secretary

Atlanta, Georgia

July 28, 2008

0

LOGILITY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

AUGUST 19, 2008 AT 12:00 NOON

470 EAST PACES FERRY ROAD, N.E.

ATLANTA, GEORGIA

FOR HOLDERS OF COMMON STOCK

The undersigned hereby appoints J. Michael Edenfield, or his designee, attorney and proxy, with full power of substitution to vote all Common Stock of LOGILITY, INC. held by the undersigned and entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 noon on August 19, 2008, and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposal stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

LOGILITY, INC.

August 19, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

10000000000000000000 9 081908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Director: One Director to be elected for a term expiring in 2011.

NOMINEE:

FOR THE NOMINEE James C. Edenfield

WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE OF THIS PROXY CARD OR, IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ABOVE PROPOSAL. IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.